UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	205024859
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: (if applicable) 333-138107

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-138107 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Change with respect to a forward split (2)
3.3	Certificate of Amendment with respect to the change of name (2)
3.4	Certificate of Change with respect to the reduction of authorized capital (2)
3.5	Bylaws (1)

(1) Included as exhibits to our Registration Statement on Form SB-2 filed with the SEC on October 20, 2006
(2) Included as an exhibit to our Form 8-K filed with the SEC on June 11, 2008

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIBERTY ENERGY CORP.

Date:  February 2, 2012

/s/ Ian A. Spowart
Ian A. Spowart
President and Director